Exhibit 10.1

December 4, 2017

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Dear ___________:
It is my pleasure to inform you that you will be a participant in the 2018 Knoll, Inc. Incentive Compensation Program.
We are counting on you to help us build on the positive momentum we created in 2017 across each of our business segments. We must strive to continue to gain share, improve our profitability, target under-penetrated markets, expand our reach into consumer and decorator channels and build a responsible and technologically efficient infrastructure across all our businesses to position Knoll for success in 2018 and beyond.
Your 2018 incentive payout will be based on your achievement of your individual goals and Knoll’s achievement of its 2018 operating profit plan as follows:
--If Knoll achieves at least seventy-five percent (75%) of its 2018 operating profit plan, you will qualify for a total target incentive payout of fifty percent (50%) of your base salary.
--If Knoll achieves its 2018 operating profit plan but does not achieve one hundred ten (110%) of plan, you will qualify for a total target incentive payout of one hundred percent (100%) of your base salary.
--If Knoll exceeds its 2018 operating profit plan by one hundred ten percent (110%), you will qualify for a total target incentive payout of one hundred twenty percent (120%) of your base salary.
This award is subject to the approval of the Knoll, Inc. Board of Directors (or appropriate committee of the Knoll, Inc. Board of Directors), which may exercise discretion in adjusting your award up or down based on factors the Board of Directors (or appropriate committee of the Knoll, Inc. Board of Directors) deems appropriate, including Knoll’s performance relative to the industry, other macroeconomic factors and your individual performance, but such award cannot exceed one hundred twenty percent (120%) of your base salary in any event. You must be employed by Knoll on the date this award is distributed in order to receive this incentive.
I have great confidence in your ability to contribute to our success in 2018 and look forward to being able to present you with your award in early 2019.
Thank you for all that you do for Knoll.
Sincerely,
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